UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 26, 2004
Date of Report (Date of earliest event reported)

LINCOLN GOLD CORPORATION
(Exact name of registrant as specified in its charter)

NEVADA	0- 25827	88- 0419475
(State or other jurisdiction of	(Commission File	(IRS Employer Identification
incorporation)	Number)	No.)

#306 – 1140 Homer Street
Vancouver, British Columbia, Canada	V6B 2X6
(Address of principal executive offices)	(Zip Code)

604-689-1659
Registrant's telephone number, including area code

BRADEN TECHNOLOGI ES, INC.
(Former name or former address, if changed since last report)

This current report contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements relate to future events or the Company’s future financial performance. In some cases, you can identify forward-looking statements by terminology such as "may", "will", "should", "expects", "plans", "anticipates", "believes", "estimates", "predicts", "potential", or "continue" or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled "Risk Factors", that may cause the Company’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, the Company does not intend to update any of the forward-looking statements to conform these statements to actual results.

ITEM 1.     CHANGES IN CONTROL OF REGISTRANT.

Lincoln Gold Corporation (formerly “Braden Technologies Inc.”) (the “Company”), a Nevada corporation completed the acquisition of Lincoln Gold Corp., (“Lincoln Gold”) a Nevada corporation effective March 26, 2004. As a result of the share issuances and changes in directors and officers resulting from this acquisition, there has been a change of control of the Company.

The acquisition was completed by the Company acquiring all of the issued and outstanding shares of Lincoln Gold from the former shareholders of Lincoln Gold. The acquisition was completed effective March 26, 2004. On closing of the acquisition, the Company issued 24,000,000 shares of the Company’s common stock to the shareholders of Lincoln Gold. As a result of this issuance, there are now 35,400,000 shares of the Company’s common stock outstanding, of which approximately 67.80% are owned by the former shareholders of Lincoln Gold.

Under the share purchase agreements for the acquisition of Lincoln Gold, it was contemplated that Andrew Milligan, Paul Saxton, James Chapman and James Currie would be appointed as members of the Company’s board of directors. Mr. Milligan and Mr. Saxton, each of whom is a director of Lincoln Gold, were appointed to the board of directors of the Company effective March 26, 2004 concurrent with the closing of the acquisition. Mr. Saxton was appointed as president of the Company on closing and Mr. Milligan was appointed as chairman of the board of directors, each concurrent with closing. Mr. Chapman and Mr. Currie have been appointed to the board of directors effective April 12, 2004 and Mr. Peter Bell, Mr. Richard Wilson and Mr. Ross Bailey have resigned as directors of the Company effective April 12, 2004. The Company’s directors and officers are now comprised of the following:

Name	Position with the Company
Andrew F.B. Milligan	Chairman of the Board and Director
Paul F. Saxton	President, CEO and Director
James Chapman	Director
James Currie	Director

The board of directors of the Company has also approved the merger of Lincoln Gold with the Company, with the Company to be the surviving corporation, by way of a parent/subsidiary merger pursuant to Section 92A.180 of the Nevada Revised Statutes. Shareholder approval to this merger is not required under Section 92A.180. This merger has been completed effective April 6, 2004 and the Company’s name has been changed to “Lincoln Gold Corporation” in connection with the merger.

Description of the Business of Lincoln Gold

Lincoln Gold is a Nevada corporation incorporated on September 25, 2003 and has been engaged in the acquisition of mineral properties since inception. The business of Lincoln Gold is described under Item 2 of this Current Report on Form 8-K.

VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS

1.      Voting Securities of the Company

On March 30, 2004, there were 35,400,000 shares of the Company’s Common Stock issued and outstanding. Each share of Common Stock entitles the holder thereof to one vote on each matter that may come before a meeting of the shareholders.

2.      Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information concerning the number of shares of the Company’s common stock owned beneficially as of March 30, 2004 by: (i) each person (including any group) known by the Company to own more than five percent (5%) of any class of the Company’s voting securities, (ii) each of the Company’s directors and each of its named executive officers and each proposed director of the Company, and (iii) officers and directors as a group. Unless otherwise indicated, the shareholders listed possess sole voting and investment power with respect to the shares shown.

		Amount and Nature
	Name and address of	of Beneficial	Percentage of
Title of Class	Beneficial Owner	Ownership	Common Stock (1)

Common Stock	Andrew F.B. Milligan	1,500,000 shares	4.24%
	5811 Marguerite St.	Direct
	Vancouver, B.C.
	V6M 3K7

Common Stock	Paul F. Saxton	5,500,000 shares	15.54%
	188 Stonegate Dr.	Direct
	Furry Creek, B.C.
	V0N 3G4

Common Stock	James Chapman	1,500,000 shares	4.24%
	1455 Upland Trail	Direct
	P.O. Box J18
	Bowen Island, B.C.
	V0N 1G0

Common Stock	James Currie(2)	1,500,000 shares	4.24%
	2077 Essex Drive	Indirect
	Abbotsford, B.C.
	V2S 7R8

Common Stock	All Current Officers	10,000,000	28.2%
	and Directors as a	shares
	Group (4 persons)

Common Stock	Peter William Bell	2,000,000 shares	5.65%
	#105-3389 Capilano Road	Direct
	North Vancouver, B.C.
	V7R 4W7

Common Stock	Dennis Lyle Higgs (1), (4)	3,460,000 shares	9.77%
	4520 West 5th Avenue
	Vancouver, B.C.
	V6R 1S7

Common Stock	Darlene Higgs (1), (5)	3,460,000 shares	9.77%
	4520 West 5th Avenue
	Vancouver, BC
	V6R 1S7

Common Stock	Douglas V. Higgs (1), (6)	3,460,000 shares	9.77%
	110 - 7180 Lindsay Road
	Richmond, BC
	V7C 3M6

Common Stock	Darcy Alan Higgs (1), (7)	3,460,000 shares	9.77%
	4756 Drummond Drive
	Vancouver, BC
	V6T 1B4

Common Stock	Carleen Higgs (1), (8)	3,460,000 shares	9.77%
	4756 Drummond Drive
	Vancouver, BC
	V6T 1B4

Common Stock	Terri-Lyn Ker (1), (9)	3,460,000 shares	9.77%
	4924 45th Avenue
	Delta, BC
	V4K 1K3

Common Stock	Alexander Holtermann	11,500,000 shares (10)	25.3%
	Kranichsteiner Str. 21
	60598 Frankfurt am Main,
	Germany

Common Stock	Clive de Larrabeiti	3,000,000 shares	8.47%
	South Lodge, Pax Hill Park	Direct
	Lindfield, West Sussex
	RH16 2QY, UK

Common Stock	Joe Eberhard	3,000,000 shares	8.47%
	Dorfstrasse #15	Direct
	CH 8903, Birmensdorf
	Switzerland

Common Stock	Michael Baybak(3)	2,500,000 shares	7.06%
	Suite 1200	Indirect
	750 West Pender Street
	Vancouver, B.C.

(1)
All shares indicated as beneficially owned include the following shares because of the affiliation between Dennis Higgs, Darlene Higgs, Douglas Higgs, Darcy Higgs, Carleen Higgs and Terri-Lyn Ker: (i) 800,000 shares owned by Dennis Higgs; (ii) 320,000 shares owned by Darlene Higgs; (iii) 800,000 shares owned by Douglas Higgs; (iv) 800,000 shares owned by Darcy Higgs; (v) 300,000 shares owned by Carleen Higgs and registered in the name of Santorini Investments Ltd.; and (vi) 440,000 shares owned by Terri-Lyn Ker;

(2)	Anacortes Management Ltd. owns directly 1,500,000 shares in the capital of the Company. James Currie beneficially owns a 100% interest in Anacortes Management Ltd.

(3)	Windsor Capital Corporation owns directly 2,500,000 shares in the capital of the Company. Michael Baybak beneficially owns a 100% interest in Windsor Capital Corporation.

(4)
Dennis Higgs is: (i) the husband of Darlene Higgs; (ii) the brother of Douglas Higgs, Darcy Higgs and Terri-Lyn Ker; and (iii) the brother-in-law of Carleen Higgs. Dennis Higgs disclaims any beneficial ownership of all shares owned by Darlene Higgs, Douglas Higgs, Darcy Higgs, Carlene Higgs and Terri-Lyn Ker.

(5)
Darlene Higgs is: (i) the wife of Dennis Higgs; (ii) the sister-in-law of Douglas Higgs, Darcy Higgs and Terri-Lyn Ker; and (iii) the sister-in-law of Carleen Higgs. Darlene Higgs disclaims any beneficial ownership of all shares owned by Dennis Higgs, Douglas Higgs, Darcy Higgs, Carleen Higgs and Terri-Lyn Ker.

(6)
Douglas Higgs is: (i) the brother of Darcy Higgs, Dennis Higgs and Terri-Lyn Ker; and (ii) the brother-in-law of Carleen Higgs and Darlene Higgs. Douglas Higgs disclaims any beneficial ownership of all shares owned by Dennis Higgs, Darlene Higgs, Darcy Higgs, Carleen Higgs and Terri-Lyn Ker.

(7)
Darcy Higgs is: (i) the husband of Carleen Higgs; (ii) the brother of Dennis Higgs, Douglas Higgs and Terri-Lyn Ker; and (iii) the brother-in-law of Darlene Higgs. Darcy Higgs disclaims any beneficial ownership of all shares owned by Dennis Higgs, Darlene Higgs, Douglas Higgs, Carleen Higgs and Terri-Lyn Ker.

(8)
Carleen Higgs is: (i) the wife of Darcy Higgs; (ii) the sister-in-law of Douglas Higgs, Dennis Higgs, Terri-Lyn Ker and Darlene Higgs. Carleen Higgs disclaims any beneficial ownership of all shares owned by Dennis Higgs, Douglas Higgs, Darcy Higgs, Darlene Higgs and Terri-Lyn Ker. The 300,000 shares owned by Carleen Higgs are registered in the name of Santorini Investments Corp., a private company controlled by Carleen Higgs.

(9)
(7) Terri-Lyn Ker is: (i) the sister of Darcy Higgs, Dennis Higgs and Douglas Higgs; and (ii) the sister-in-law of Darlene Higgs and Carleen Higgs. Terri-Lyn Ker disclaims any beneficial ownership of all shares owned by Dennis Higgs, Darlene Higgs, Douglas Higgs, Darcy Higgs and Carleen Higgs.

(10)
Comprised of 1,5000,000 shares held by the investor, 5,000,000 shares issuable upon conversion of a debenture held by the investor in the principal amount of $200,000 convertible at $0.04 per share and 5,000,000 shares issuable upon exercise of warrants held by the investor that are exercisable at $0.04 per share

Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of Common Stock actually outstanding on March 30, 2004. As of March 30, 2004, there were 35,400,000 shares of our Common Stock issued and outstanding.

3.     Changes in Control

There has been a change in control of the Company as a result of the completion of the acquisition of Lincoln Gold. The former shareholders of Lincoln Gold now own 67.80% of the outstanding shares of the Company.

DIRECTORS AND EXECUTIVE OFFICERS

The following tables set forth information regarding the Company’s current executive officers and directors:

Name	Position with the Company	Date First Elected or Appointed
Andrew F.B. Milligan	Chairman and Director	Chairman and Director since March 26, 2004
Paul F. Saxton	President, Chief Executive Officer, and Director	President, Chief Executive Officer and Director since March 26, 2004
James Chapman	Director	Director since April 12, 2004
James Currie	Director	Director since April 12, 2004

Andrew F.B. Milligan, Chairman and Director

Mr. Andrew Milligan was appointed as the Company’s Chairman of the Board and a director as of March 26, 2004. Mr. Milligan was a director and the President of Lincoln Gold prior to the acquisition. Mr. Milligan is a business executive who has concentrated on mining ventures over the past 25 years. From 1984 to 1986 he was President and Chief Executive Officer of Glamis Gold Ltd., a New York Stock Exchange - listed gold production company. In November 1986 he was appointed President and Chief Executive Officer of Cornucopia Resources Ltd. In 1998 and 1999 Cornucopia disposed of its gold mining interests and subsequently merged with three other companies to form Quest Investment Corporation. Mr. Milligan was a director of Quest until June, 2003. He is currently a director of several mining companies trading on both the American Stock Exchange and the TSX Venture Exchange.

Paul F. Saxton, President, Chief Executive Officer, and Director

Mr. Saxton was appointed as President, Chief Executive Officer and a director of the Company on March 26, 2004. Mr. Santon was a director of Lincoln Gold prior to the acquisition. Paul Saxton is a mining engineer who also holds an MBA from the University of Western Ontario. He has been active in the mining industry since 1969, holding various positions including mining engineer, mine superintendent, President and CEO of numerous Canadian mining companies. Following 10 years with Cominco, Paul became Vice President and President of Mascot Gold Mines Ltd., initially working on the design and construction of the Nickel Plate mine in BC. Subsequently Paul became a Vice-President of Corona Corporation where he was responsible for western operations and exploration for the company and was instrumental in the re-opening of the Nickel Plate Mine. In 1989, Paul was appointed Senior Vice President of Viceroy Resource Corporation where he was responsible for obtaining financing and the construction and operations of the Castle Mountain mine in California. In 1994, Mr. Santon was appointed as President of Loki Gold Corporation and Baja Gold Inc where he was responsible for arranging over $45 million in mine financing and bringing the Brewery Creek Gold mine into production. In 1998, Paul became President of Standard Mining Corp., organizing the company and supervising its exploration activities until 2001, when Standard Mining Corp. was merged with Doublestar Resources Ltd.

Mr. James Chapman and Mr. James Currie have been appointed to the board of directors of the Company effective April 12, 2004. Concurrent with their appointments, Peter Bell, Ross Bailey and Richard Wilson from the board of directors, have resigned from the board of directors, as disclosed in the Company’s Schedule 14F filing with the Securities and Exchange Commission. The business experience of Mr. Chapman and Mr. Currie are set forth below:

James Chapman

Mr. Chapman graduated from UBC in 1976, and has focused on mineral exploration primarily for junior mining companies and consulting groups. This experience has incorporated all aspects of the industry from property evaluation, project generation through implementation and report preparation for owners, clients and regulatory authorities. Since 1982 he has operated as an independent consulting geologist on projects including precious and base metals, uranium, diamonds and phosphate, from reconnaissance level projects to deposit definition drill programs. He is a Qualified Person as defined by National Instrument Policy 43-101.

James A. Currie

Mr. Currie is the President of Luzon Minerals Ltd. and is a mining engineer with more than 24 years experience in the industry, having worked in operations and development in Canada, the United States and S.E. Asia. Early in his career he worked for such major companies as Placer-Dome, Noranda and Fording Coal. In recent years, he has worked as a senior executive for a number of junior exploration and development companies including: Queenstake Resources Ltd., Galactic Resources Ltd., Cornucopia Resources Ltd., and most recently, Ivanhoe Mines Ltd., where he was responsible for Ivanhoe’s activities in Myanmar and was a member of the Board of Directors of Myanmar Ivanhoe Copper Company Ltd. Mr. Currie is also Vice-President of Behre Dolbear and Company Ltd., the Canadian arm of Behre Dolbear and Company Inc., an international minerals consultancy based out of Denver, Colorado. In his capacity with Behre Dolbear, Mr. Currie has acted as Project Manager and as a “Qualified Person” on a number of reports submitted to the TSE and TSX Venture exchanges.

ITEM 2.     ACQUISITION OR DISPOSITION OF ASSETS.

The Company completed the acquisition of Lincoln Gold Corp., (“Lincoln”) a Nevada corporation effective March 26, 2004. The acquisition was completed by the Company acquiring all of the issued and outstanding shares of Lincoln Gold from the former shareholders of Lincoln Gold. The acquisition was completed effective March 26, 2004. On closing of the acquisition, the Company issued 24,000,000 shares of the Company’s common stock to the shareholders of Lincoln Gold. As a result of this issuance, there are now 35,400,000 shares of the Company’s common stock outstanding, of which approximately 67.80% are owned by the former shareholders of Lincoln Gold.

Lincoln Gold Corp.

Lincoln Gold is a Nevada corporation incorporated on September 25, 2003 and has been engaged in the acquisition of mineral properties since inception. To date, Lincoln Gold has not performed any exploration work on its properties. Lincoln Gold has acquired the following interest in mineral projects located in Nevada:

A.
Lincoln Gold has acquired an option to earn a 100% interest in a property known as the “Hannah Project” from Larry McIntosh and Susan K. McIntosh, as the owner and optionor, pursuant to an agreement dated December 24, 2003. The option is subject to a net smelter royalty in favor of the owner and requires Lincoln Gold to make cash payments totaling $210,000 over a ten year term. The cash payments are to be made as follows:

	a.	$5,000 upon signing of this Agreement;

	b.	$5,000 on January 10, 2005;

	c.	$10,000 on January 10, 2006;

	d.	$15,000 on January 10, 2007;

	e.	$25,000 on January 10 of each year from 2008 to 2012; and

	f.	$50,000 on January 10, 2013.

Lincoln Gold’s ownership interest in the Hannah Project is subject to a royalty in favour of the optionor equal to 3% of net smelter returns if the price of gold is less than or equal to $400 per ounce, and 4% of net smelter returns if the price of gold is greater than $400 per ounce. Lincoln Gold may at any time elect to make a payment to the optionor to reduce the amount of the net smelter royalty by 1%, up to a maximum of 2%, upon the payment of $500,000 for each 1% of reduction.

B.
Lincoln Gold has acquired an option to earn a 100% interest in a property known as the “Lincoln Flat Project” from Larry McIntosh and Susan K. McIntosh, as the owner and optionor, pursuant to an agreement dated December 24, 2003. The option is subject to a net smelter royalty in favor of the owner and requires Lincoln Gold to make cash payments totaling $210,000 over a ten year term. The cash payments are to be made as follows:

	a.	$5,000 upon signing of this Agreement;

	b.	$5,000 on January 10, 2005;

	c.	$10,000 on January 10, 2006;

	d.	$15,000 on January 10, 2007;

	e.	$25,000 on January 10 of each year from 2008 to 2012; and

	f.	$50,000 on January 10, 2013.

Lincoln Gold’s ownership interest in the Lincoln Flat Project is subject to a royalty in favour of the optionor equal to 3% of net smelter returns if the price of gold is less than or equal to $400 per ounce, and 4% of net smelter returns if the price of gold is greater than $400 per ounce. Lincoln Gold may at any time elect to make a payment to the optionor to reduce the amount of the net smelter royalty by 1%, up to a maximum of 2%, upon the payment of $500,000 for each 1% of reduction.

C.	Lincoln Gold has staked 32 unpatented lode mining claims just east of the Simpson Park mountains within a central portion of the Battle Mountain-Eureka Trend. These claims are known as the JDS claims

All of Lincoln Gold’s projects are at the exploration stage and there is no assurance that any of Lincoln Gold’s mining claims contain a commercially viable ore body. The Company plans to undertake further exploration of Lincoln Gold’s properties. The Company anticipates that it will require additional financing in order to pursue exploration of these claims. The Company does not have sufficient financing to undertake this exploration work at present and there is no assurance that the Company will be able to obtain the necessary financing.

Location, History and Geology of Lincoln’s Mineral Claims

1.     Hannah Claims

The Hannah Claims are located in Churchill County, Nevada approximately 55 miles northeast of Reno, Nevada. The property consists of eight unpatented mining claims: Hannah 31 – 36 and Hannah 83 and Hannah 84. The Hannah area has experienced considerable prospecting activity over the years dating back to at least the time of the discovery of Jessup in 1906. In the 1980's, Cominco drilled a number of holes approximately two miles south of the Hannah Claims possibly in search of volcanogenic massive sulfide mineralization.

Cordex Exploration Company conducted a regional prospecting program throughout this portion of the Trinity Range in the mid-1990's and staked 84 Hannah claims in 1997. Their work consisted of geologic mapping along with additional sampling and the completion of six backhoe trenches in various parts of the claim group. Results of the trenching were inconclusive and the project was abandoned in 1998. The current Hannah claims are a remnant of the original Cordex claim group. Geomaque Explorations Ltd. examined the prospect in the fall of 2000 and concluded that it has significant potential for gold-Agorogenic lode deposits associated with altered, banded iron formation. They optioned the prospect at that time and permitted several drill holes. However, due to budgetary problems and prevailing conditions in the industry, they relinquished their option in July, 2001 and no drilling was ever done.

The style of gold mineralization present at the Hannah prospect is similar to numerous greenstone hosted, FeOx-Au-As-Bi properties currently being mined and aggressively pursued in Australia, South America, Asia and elsewhere around the world. It is also a type of mineralization that has gone under-explored for in Nevada. Results from approximately 300 rock samples taken from throughout the vicinity demonstrate the presence of significant, widespread gold values. The present claim group covers only what is believed to be the most favorable showing in an extensive area containing similar mineralization. The mineralized rock is everywhere deeply oxidized and easily decomposed.

2.     Lincoln Flat Claims

The Lincoln Flat Claims are located in Lyon County, Nevada, approximately 8 miles west of Yerington. The property consists of twelve unpatented mining claims, the Grand Tour 1 – 12. The region has experienced intense exploration for porphyry copper and related deposits following the development of the Yerington porphyry copper mine in the 1950's. Placer gold has been mined intermittently at the Ambassador Placer Mine just west of the Grand Tour claims beginning around 1930 and Lincoln Flat itself has seen some placer prospecting dating back to around the same time. The Grand Tour claims were located by Larry McIntosh, the vendor of the claims in January, 2003, following a prolonged period of prospecting and after a number of multi-gram gold assays were obtained from reconnaissance samples taken at several places on the property.

The Lincoln Flat area is included within the pervasive, regionally-zoned mineralization and alteration patterns surrounding the mid-Jurassic Yerington batholithic complex. The prospect is located at or near the contact between highly altered intrusive rocks and overlying, co-magmatic Jurassic meta-volcanic rocks (Volcanics of Artesia Lake). Tertiary volcanic rocks un-conformably overlie the Mesozoic rocks west and north of the Grand Tour claims.

The style of mineralization and alteration seen at Lincoln Flat is strongly reminiscent of the Olympic Dam-type end member of the Iron-oxide-copper-gold suite of deposits (IOCG deposits). As such, Lincoln Flat appears to be an especially gold-rich example of the type. To date, 162 rock samples have been taken in the area. The large majority of those were only analyzed for gold and silver. The mineralization observed thus far has been in small disconnected showings, however, this type of occurrence has a propensity for being quite large where found. The nature of the intense, widespread hydrothermal alteration, the number of significant gold values found to date and the subtle contrast of mineralized versus un-mineralized rock all suggest that further detailed study is warranted.

3.     JDS Claims

Lincoln has staked 32 unpatented lode mining claims in the center of the Battle Mountain-Eureka Gold Belt. The Battle Mountain-Eureka Mineral Belt is a northwest-trending region defined by coincident magnetic highs, acidic intrusions, windows through the Roberts Mountains thrust, and numerous important gold deposits.

The expenditures to be made by the Company in the exploration of its mineral claims may not result in the discovery of mineral deposits. Problems such as unusual or unexpected formations and other conditions are involved in mineral exploration and often result in unsuccessful exploration efforts. If the results of exploration do not reveal viable commercial mineralization, the Company may decide to abandon its claims and acquire new claims for new exploration. The acquisition of additional claims will be dependent upon the Company possessing capital resources at the time in order to purchase such claims. If no funding is available, the Company may be forced to abandon its operations.

PLAN OF OPERATIONS

Exploration Activities

The Company’s plan of operation for the next twelve months is to continue the exploration and development activities on the Basin Claims, the Hannah claims, the Lincoln Flat claims and the JDS claims.

1.     Basin Claims

The Company plans to make an application to the US Forest Service for a drill permit. The Company has commenced work on the application to apply for a drill permit so that it can complete its drill program as recommended in the geological report. Completion of this drilling would complete the Company’s obligation to drill a minimum of six reverse circulation drill holes on the Basin claims by August 15, 2005. The application for the drill permit will lay out the location of the drill holes and the layout of the roads. The Company will incur administrative costs of approximately $3,000 associated with this filing. The permit application is anticipated to take about six months.

2.      Hannah Claims

The Company obtained a preliminary geological report on the Hannah claims from Larry McIntosh, one of the owners and optionors of the Hannah claims. A detailed exploration program consisting of a two phase work program is recommended for the Hannah claims. Prior to any other work, a minimum of 8 additional claims are recommended to be staked at Hannah, with the new claims adjoining the current group on the north. As part of phase I, it is recommended that fifty additional soil samples be taken, both to expand and fill in the present soil sample grid and also to test for potential anomalies along the west range-front and out onto the pediment to the west. The samples should be analyzed for a multi-element suite using a near total digestion method. The prospect geology needs to be mapped in greater detail, with special emphasis on structural and lithologic controls of the known areas of mineralization. Some additional rock chip sampling is also recommended. The total estimated cost of the completion of phase I is approximately $12,600. Pending results of the above, a modest drilling program consisting of four reverse circulation rotary holes drilled to an approximate depth of 500 feet each is suggested. The initial drilling should primarily be situated so as to test the strength, width and continuity of the main east-west shear. The overall cost of the phase 1 and phase 2 of the recommended program is estimated to be approximately $51,000.

The Company plans to complete phase I of the recommended exploration program for an estimated $12,600 over the next twelve months. The Company’s determination to proceed to phase II will be based on both the results of phase I of the exploration program and the Company’s ability to finance phase II of the exploration program.

3.     Lincoln Flat Claims

The Company obtained a preliminary geological report on the Lincoln Flat claims from Larry McIntosh, one of the owners and optionors of the Lincoln Flat claims. A detailed phase I exploration program is recommended for the Lincoln Flat claims consisting of a soil sampling program of approximately 50 samples taken on a grid spacing of 200 ft. X 100 ft. This could be helpful in better determining the extent of the mineralization, as well as potentially locating unexposed areas of additional mineralization. Approximately 40 rock chip, outcrop and underground samples need to be taken in conjunction with the geologic mapping. The second target at Lincoln Flat consists of finely-divided to coarse and nuggety gold occurring in brittle/ductile deformation zones cutting intrusive rocks in the eastern portion of the property. An already completed, small pilot soil sampling program in the area indicates that soil sampling could be an effective means of gaining a better knowledge of how the mineralization is distributed there. Approximately 60 samples taken over a 100 X 100 foot spacing and probably in two or more stages is suggested. Some preliminary testing should be done to determine which size fraction yields the best results. The cost of completion of this initial phase, including sampling and mapping work, is estimated to be approximately $13,300.

Following the completion and thorough analysis of this initial phase of work, it is recommended that a modest drilling program consisting of two or three drill holes in each of the target areas be considered for the Lincoln Flat project. It will probably be deemed prudent to add a few additional claims at this point, if drilling and further work still appear warranted. If the initial round of drilling is positive, a ground magnetometer survey over the entire 12 claim group may be further recommended with the objective of guiding further exploration. Any further drilling, geophysical surveys or other work would be contingent upon and based upon results of the phase I work. The Company would determine the costs associated with phase II only upon completion of phase I and the analysis of the results of this initial phase of exploration.

The Company plans to complete the initial phase of the recommended exploration program for an estimated $13,300 over the next twelve months. The Company’s determination to proceed to phase II will be based on both the results of phase I of the exploration program and the Company’s ability to finance phase II of the exploration program.

4.      JDS Claims

A three-stage exploration plan is recommended for the JDS property. The first phase of the recommended exploration program involves conducting initial geophysical work over the claim block. The current available gravity data is on a 1000 by 1000 meter grid. Infilling this grid on 500-meter centers would require approximately 30 new readings. Interpretation of this data as well as airborne magnetic data (commercially available) by a qualified geophysicist is recommended to refine the location of structural intersections. The second phase of the recommended exploration program involves a soil gas survey over the entire claim block. A soil gas sniffer is available that produces real time results. Utilizing a GPS unit and a gas sniffer, the property should be grid sampled. Grid spacing should be determined based on field trials. If anomalous readings are present, a 100 by 100 foot grid would be warranted. This data would again be useful in tracing structures and identifying buried mineralization. The third phase of the recommended exploration program would involve drilling test structural and geochemical targets. An initial drill hole could be drilled vertically to verify gravel thickness and bedrock stratigraphy. If bedrock is within reasonable depths (~500ft) and consist of altered lower-plate carbonate rocks, additional drilling would be warranted. Additional drill holes should be angled in order to best test structures. If gold were detected in drill samples, additional geophysical surveys and extensive drilling would be planned.

The Company plans to complete the initial phase of the recommended exploration program for an estimated $20,000 over the next twelve months. The Company’s determination to proceed to additional phases of exploration will be based on both the results of the initial phase of the exploration program and the Company’s ability to finance additional exploration program.

No arrangements are currently in place for the financing and there is no assurance that the required financing will be obtained.

RISK FACTORS

Much of the information included in this current report includes or is based upon estimates, projections or other "forward looking statements". Such forward looking statements include any projections or estimates made by the Company and its management in connection with the Company’s business operations. While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect the Company’s current judgment regarding the direction of its business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumption or other future performance suggested herein.

Such estimates, projections or other "forward looking statements" involve various risks and uncertainties as outlined below. The Company cautions the reader that important factors in some cases have affected and, in the future, could materially affect actual results and cause actual results to differ materially from the results expressed in any such estimates, projections or other "forward looking statements". The Company’s new business operations will be subject to a number of risks and uncertainties, including those set forth below:

The Company will need additional financing to fund its exploration activities.

The Company incurred a net loss of $137,410 for the period ending December 31, 2003 and has no revenues to date. The Company’s future is dependent upon its ability to obtain financing and upon future profitable operations from the development of the Company’s mineral claims. These factors raise substantial doubt that the Company will be able to continue as a going concern. We currently do not have any arrangements for financing and we can provide no assurance to investors that we will be able to obtain financing when required.

The Company has not earned revenues from business operations and since this is an exploration project, there is a high risk of business failure.

The Company has just begun the initial stages of exploration of its mineral claims, and thus has no way to evaluate the likelihood that it will be able to operate the business successfully. Since acquiring the mineral claims the Company has been involved in obtaining a summary geological report and performing certain limited work on the mineral claims. The Company has not earned any revenues to date.

The Company anticipates operating expenses will increase prior to earning revenues and the Company may never achieve profitability.

Prior to completion of the Company’s exploration stage, the Company anticipates that it will incur increased operating expenses without realizing any revenues. The Company therefore expects to incur significant losses into the foreseeable future. The Company recognizes that if it is unable to generate significant revenues from its mineral claims, the Company will not be able to earn profits and may not be able to continue operations. There is no history upon which to base any assumption as to the likelihood that the Company will prove successful, and it can provide no assurance that it will generate any revenues or ever achieve profitability. If the Company is unsuccessful in addressing these risks, its business will most likely fail.

There are inherent dangers involved in mineral exploration and there is a risk that the Company may incur liability or damages as it conducts its business.

The search for valuable minerals involves numerous hazards. As a result, the Company may become subject to liability for such hazards, including pollution, cave-ins and other hazards against which the Company cannot insure or against which it may elect not to insure. At the present time the Company has no coverage to insure against these hazards. The payment of such liabilities may have a material adverse effect on the Company’s financial position.

The exploration of mineral exploration properties is speculative in nature and there is substantial risk that no commercially exploitable minerals will be found and the Company will fail.

The search for valuable minerals as a business is extremely risky. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties that the Company plan s to undertake. The Company can provide investors with no assurance that the mineral claims contain commercially exploitable reserves of gold and silver. Exploration for minerals is a speculative venture necessarily involving substantial risk. The expenditures to be made by the Company in the exploration of the mineral claims may not result in the discovery of commercial quantities of ore. Problems such as unusual or unexpected formations and other conditions are involved in mineral exploration and often result in unsuccessful exploration efforts. Additional potential problems include, but are not limited to, unanticipated problems relating to exploration, and additional costs and expenses that may exceed current estimates of recommended work programs. These risks may result in the Company being unable to establish the presence of commercial quantities of ore on its mineral claims with the result that the Company may not be able to fund future exploration activities. In such a case, it would be unable to complete the business plan.

As the Company undertakes exploration of its mineral claims, it will be subject to compliance with government regulation that may increase the anticipated cost of our exploration program.

There are several governmental regulations that materially restrict the exploration and use of minerals. The Company will be subject to the State of Nevada and US federal laws as it carries out its exploration program. The Company may be required to obtain work permits, post bonds and perform remediation work for any physical disturbance to the land in order to comply with these laws. While the planned exploration program budgets for regulatory compliance, there is a risk that new regulations could increase the costs of doing business and prevent the Company from carrying out its exploration program.

ITEM 5.     OTHER EVENTS AND REGULATION DISCLOSURE

The Company has completed the merger of the Company with Lincoln Gold as a parent/ subsidiary merger, with the Company as the surviving corporation. This merger was completed effective April 6, 2004 pursuant to Section 92A.180 of the Nevada Revised Statutes. Shareholder approval to this merger was not required under Section 92A.180. Upon completion of this merger, the Company’s name has been changed to “Lincoln Gold Corporation”.

ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS.

(a)     Financial Statements of Businesses Acquired

Financial Statements of Lincoln Gold Corp. will be filed with the Securities and Exchange Commission by an amendment to this Current Report on Form 8-K within the time limits prescribed by Form 8-K.

(b)     Pro-Forma Financial Information

Pro-Forma financial information showing the effect of the acquisition of Lincoln Gold Corp. by the Company will be filed with the Securities and Exchange Commission by an amendment to this Current Report on Form 8-K within the time limits prescribed by Form 8-K.

(c)     Exhibits.

Exhibit	Description of Exhibit

10.1	Form of Share Purchase Agreement dated March 15, 2004 between the Company and the U.S. Shareholders of Lincoln Gold Corp. (1)

10.2	Form of Share Purchase Agreement dated March 15, 2004 between the Company and the Non-U.S. Shareholders of Lincoln Gold Corp. (1)

(1)	Previously filed as an exhibit to the Company’s Current Report on Form 8-K filed on March 16, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LI NCOLN GOLD CORPORATI ON

Date: April 12, 2004
	By:	/s/ Paul Saxton

PAUL SAXTON, PRESIDENT